SiriusPoint reports year-over-year improvement of underwriting results and simplifies operating platform

•Third quarter 2022 gross premiums written of $844 million with split of 62% insurance and 38% reinsurance reflecting execution of strategic shift towards Insurance & Services
•Strong contribution from SiriusPoint’s strategic partnerships

HAMILTON, Bermuda, November 2, 2022 - SiriusPoint Ltd. (“SiriusPoint” or the “Company”) (NYSE:SPNT) today announced results for its third quarter ended September 30, 2022.

Third Quarter 2022 Highlights
•Net loss of $98 million, or $0.61 per diluted common share
•Combined ratio of 107.7%, underwriting loss of $47 million
•Tangible diluted book value per share decreased $0.87, or 7.6%, from June 30, 2022 to $10.58 per share
•Core loss of $75 million, which includes underwriting loss of $88 million, Core combined ratio of 114.5%, and Core net services income of $13 million
•Catastrophe losses were $115 million or 18.7 percentage points on the combined ratio
•Net investment loss of $28 million, including (3.2)% return from our investment in the TP Enhanced Fund
•Annualized return on average common equity of (20.1)%
Nine months ended September 30, 2022 Highlights
•Net loss of $376 million, or $2.35 per diluted common share
•Combined ratio of 98.5%, underwriting income of $25 million
•Tangible diluted book value per share decreased $2.69, or 20.3%, from December 31, 2021 to $10.58 per share
•Core loss of $29 million, which includes underwriting loss of $66 million, Core combined ratio of 103.9%, and Core net services income of $38 million
•Catastrophe losses were $138 million or 8.0 percentage points on the combined ratio
•Net investment loss of $375 million, including (28.2)% return from our investment in the TP Enhanced Fund
•Annualized return on average common equity of (24.0)%
Scott Egan, Chief Executive Officer said: “Our Third Quarter results show demonstrable progress year-over-year, despite catastrophes in the quarter, including the significant impact of Hurricane Ian. We are seeing improvements as a result of underwriting actions taken over the last eighteen months, which are gaining momentum. Our focus is on making SiriusPoint a more efficient, more profitable, underwriting first business. Our 2022 performance to date shows that we are not standing still in this regard, and we anticipate further progress as we continue to develop and execute our plans.”
In addition to SiriusPoint’s third quarter financial results, the Company announces today that SiriusPoint is restructuring its underwriting platform to support the future shape of its business. As part of its ongoing strategy to strengthen underwriting results and align the Company’s operating platform to its business portfolio, SiriusPoint will be making changes to the structure and composition of its international branch network. The Company will reduce the locations from which it underwrites property catastrophe reinsurance. As a result, SiriusPoint will close its offices in Hamburg, Miami and Singapore, and reduce its footprint in Liege and Toronto. Following the anticipated closures and scaling of its operating platform, SiriusPoint will continue to serve clients and underwrite North American property catastrophe business from Bermuda, and international property catastrophe business from Stockholm.
“Today’s announcement and the rescaling of our property catastrophe platform is an important step in stabilizing SiriusPoint’s reinsurance business and positioning the Company for underwriting profitability in this volatile market,” Egan said. “With these actions, we provide clarity on our future priorities, our risk appetite, and our strategy to win in a competitive market. As a result of this transformation, we believe that SiriusPoint will be a more disciplined company and better positioned to adapt to market developments more quickly and more effectively.”
Egan added, “The decision to reduce our global footprint and headcount was not an easy one. It was driven by the significant, increasing effects of climate change, including under-modelled perils, and the challenges faced by the catastrophe reinsurance market, which, for consecutive years, has seen poor historical performance and inadequate returns on capital. My executive management team and I are fully committed to enabling a smooth transition for our colleagues who will be impacted by this change.”

Looking ahead, I have complete confidence in our executive leadership team and the wider Company to navigate this period of transition as we work to build a sustainable and profitable business.”
SiriusPoint also notes changes to its Executive Leadership team in today’s announcement.
Monica Cramér Manhem, a member of SiriusPoint’s Executive Leadership team, President International Reinsurance and CEO SiriusPoint International, has made the decision to retire. Ms. Cramér Manhem will remain in her role and continue to lead the Company’s international business, as she works with Scott Egan to appoint a successor. Egan commented: “Despite being a newcomer to SiriusPoint, I have no doubt about the significance of the role Monica has played in the Company over her esteemed 40-year career. On behalf of all of her colleagues I would like to thank her for her commitment and dedication. I am very grateful to Monica for her continued leadership as we navigate change in our international platform.”
David Govrin has been promoted to the expanded role of Global President of SiriusPoint and Chief Underwriting Officer. “David has led the underwriting transformation at SiriusPoint, which is in its early days but showing significant progress. He has outstanding experience and credentials in insurance and reinsurance, and I look forward to continuing to work closely with him as we position SiriusPoint for the future,” said Egan
Additionally, Dhruv Ghalaut is joining the Company and the Executive Leadership team as Head of Investor Relations and Chief Strategy Officer, bringing equity analyst experience from companies including HSBC and Legal and General. “Awareness and understanding of the Company and its journey among the investor community will be key as SiriusPoint continues to evolve”, said Egan. “Dhurv’s analyst experience and background in equity research will aid our drive to attain a fair valuation of the company.”
Key Financial Metrics
The following table shows certain key financial metrics for the three and nine months ended September 30, 2022 and 2021:

	Three months ended		Nine months ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
	($ in millions, except for per share data and ratios)
Combined ratio	107.7%	147.7%	98.5%	115.1%
Core underwriting loss (1)	$(88.3)	$(244.6)	$(66.0)	$(198.1)
Core net services income (1)	$12.9	$0.8	$37.5	$52.3
Core loss (1)	$(75.4)	$(243.8)	$(28.5)	$(145.8)
Core combined ratio (1)	114.5%	150.2%	103.9%	116.6%
Annualized return on average common shareholders’ equity attributable to SiriusPoint common shareholders	(20.1)%	(7.8)%	(24.0)%	12.3%
Basic book value per share (1) (2)	$11.75	$14.46	$11.75	$14.46
Tangible basic book value per share (1) (2)	$10.71	$13.38	$10.71	$13.38
Diluted book value per share (1) (2)	$11.61	$14.33	$11.61	$14.33
Tangible diluted book value per share (1) (2)	$10.58	$13.27	$10.58	$13.27
(1)Core underwriting loss, Core net services income, Core loss and Core combined ratio are non-GAAP financial measures. See definitions in “Non-GAAP Financial Measures” and reconciliations in “Segment Reporting”. Basic book value per share, tangible basic book value per share, diluted book value per share and tangible diluted book value per share are non-GAAP financial measures. See definitions and reconciliations in “Non-GAAP Financial Measures”.
(2)Prior year comparatives represent amounts as of December 31, 2021.
Third Quarter 2022 Summary
Consolidated underwriting loss for the three months ended September 30, 2022 was $46.9 million compared to $237.9 million for the three months ended September 30, 2021. The improvement in underwriting results was driven by lower catastrophe losses compared to the prior year period. Catastrophe losses, net of reinsurance and reinstatement premiums, were $114.6 million, or 18.7 percentage points on the combined ratio, for the three months ended September 30, 2022, compared to $286.5 million, or 57.3 percentage points on the combined ratio, for the three months ended September 30, 2021.
Consolidated underwriting income for the nine months ended September 30, 2022 was $25.4 million compared to an underwriting loss of $180.1 million for the nine months ended September 30, 2021. The change in underwriting results was driven by lower catastrophe losses compared to the prior year period. Catastrophe losses, net of reinsurance and reinstatement premiums, were $137.7 million, or 8.0 percentage points on the combined ratio, for the nine months ended September 30,

2022, compared to $304.9 million, or 25.5 percentage points on the combined ratio, for the nine months ended September 30, 2021.
The lower catastrophe losses were a result of our significant reduction in catastrophe exposed business.
Reportable Segments
The determination of our reportable segments is based on the manner in which management monitors the performance of our operations. In the fourth quarter of 2021, we began classifying our business into two reportable segments - Reinsurance and Insurance & Services.
Core Underwriting Results
Collectively, the sum of our two segments, Reinsurance and Insurance & Services, constitute our "Core" results. Core underwriting income, Core net services income, Core income and Core combined ratio are non-GAAP financial measures. See reconciliations in “Segment Reporting”. We believe it is important to review Core results as it better reflects how management views the business and reflects our decision to exit the runoff business. The sum of Core results and Corporate results are equal to the consolidated results of operations.
Three months ended September 30, 2022 and 2021
Core results for the three months ended September 30, 2022 included a loss of $75.4 million compared to $243.8 million for the three months ended September 30, 2021. The loss for the three months ended September 30, 2022 consists of an underwriting loss of $88.3 million (114.5% combined ratio) and net services income of $12.9 million, compared to an underwriting loss of $244.6 million (150.2% combined ratio) and net services income of $0.8 million for the three months ended September 30, 2021. The improvement in underwriting results was primarily driven by lower catastrophe losses, partially offset by lower favorable loss reserve development. The increase in net services income was primarily due to the continued business growth in IMG, which benefited from increased demand for its travel insurance products and services, as well as additional revenue from new MGA relationships compared to the prior year period.
For the three months ended September 30, 2022 catastrophe losses, net of reinsurance and reinstatement premiums, were $114.6 million, or 18.8 percentage points on the combined ratio, including $80.1 million for Hurricane Ian and $34.5 million for other third quarter catastrophe events, compared to $283.5 million, or 58.2 percentage points on the combined ratio, including $132 million for the European floods and $100 million for Hurricane Ida, for the three months ended September 30, 2021.
Nine months ended September 30, 2022 and 2021
Core results for the nine months ended September 30, 2022 included a loss of $28.5 million compared to $145.8 million for the nine months ended September 30, 2021. The loss for the nine months ended September 30, 2022 consists of an underwriting loss of $66.0 million (103.9% combined ratio) and net services income of $37.5 million, compared to an underwriting loss of $198.1 million (116.6% combined ratio) and net services income of $52.3 million for the nine months ended September 30, 2021. The improvement in underwriting results was primarily driven by lower catastrophe losses. The change in net services income was primarily driven by the gain from our investment in Pie Insurance included in the nine months ended September 30, 2021, partially offset by higher margins achieved in our IMG business for the nine months ended September 30, 2022.
For the nine months ended September 30, 2022, catastrophe losses, net of reinsurance and reinstatement premiums, were $137.7 million, or 8.1 percentage points on the combined ratio, including $80.1 million for Hurricane Ian and $57.6 million for other catastrophe events, including South African floods and French hail storms, compared to $301.9 million, or 25.2 percentage points on the combined ratio, including $132 million for the European floods and $100 million for Hurricane Ida, as well as $40 million from June windstorms and winter storm Uri, for the nine months ended September 30, 2021. For the nine months ended September 30, 2022, losses from the Russia/Ukraine conflict, including losses from the political risk, trade credit, and aviation lines of business, were $12.9 million, or 0.8 percentage points on the combined ratio.
Reinsurance Segment
Three months ended September 30, 2022 and 2021
Reinsurance incurred a segment loss of $75.9 million (126.1% combined ratio) for the three months ended September 30, 2022, compared to $262.6 million (180.5% combined ratio) for the three months ended September 30, 2021. The increase in net underwriting results for the three months ended September 30, 2022 compared to the three months ended September 30, 2021 was due to lower catastrophe losses and higher favorable loss reserve development.

Reinsurance gross premiums written were $318.4 million for the three months ended September 30, 2022, a decrease of $76.9 million compared to the three months ended September 30, 2021, driven by both Property and Casualty lines as we rebalance the portfolio towards Insurance & Services.
Nine months ended September 30, 2022 and 2021
Reinsurance generated a segment loss of $73.0 million (108.2% combined ratio) for the nine months ended September 30, 2022, compared to $217.3 million (125.3% combined ratio) for the nine months ended September 30, 2021. The change in net underwriting results for the nine months ended September 30, 2022 compared to the nine months ended September 30, 2021 was due primarily to lower catastrophe losses and higher favorable loss reserve development.
Reinsurance gross premiums written were $1,220.9 million for the nine months ended September 30, 2022, an increase of $289.3 million compared to the nine months ended September 30, 2021, primarily driven by a full quarter of legacy Sirius Group premiums in the first quarter of 2022 and lower premiums written on Casualty lines as we rebalance the portfolio towards Insurance & Services.
Insurance & Services Segment
Three months ended September 30, 2022 and 2021
Insurance & Services generated segment income of $0.5 million for the three months ended September 30, 2022, compared to $18.8 million for the three months ended September 30, 2021. Segment income for the three months ended September 30, 2022 consists of an underwriting loss of $8.7 million (102.8% combined ratio) and net services income of $9.2 million, compared to underwriting income of $18.0 million (88.8% combined ratio) and net services income of $0.8 million for the three months ended September 30, 2021. The decline in underwriting results for the 2022 period was primarily driven by the increase in adverse loss reserve development. The increase in net services income is primarily driven by higher margins achieved in our IMG business.
Insurance & Services gross premiums written were $524.9 million for the three months ended September 30, 2022, an increase of $284.3 million compared to the three months ended September 30, 2021, primarily driven by growth in our property & casualty strategic partnerships with Corvus Insurance, Pie Insurance and Arcadian, as well as growth in A&H.
Nine months ended September 30, 2022 and 2021
Insurance & Services generated segment income of $44.5 million for the nine months ended September 30, 2022, compared to $71.5 million for the nine months ended September 30, 2021. Segment income for the nine months ended September 30, 2022 consists of underwriting income of $10.7 million (98.5% combined ratio) and net services income of $33.8 million, compared to underwriting income of $19.5 million (94.2% combined ratio) and net services income of $52.0 million for the nine months ended September 30, 2021. The decline in underwriting results for the 2022 period was primarily driven by an increase in adverse loss reserve development. The decrease in net services income is primarily driven by the gain from our investment in Pie Insurance included in the nine months ended September 30, 2021, partially offset by higher margins achieved in our IMG business for the nine months ended September 30, 2022.
Insurance & Services gross premiums written were $1,442.3 million for the nine months ended September 30, 2022, an increase of $814.3 million compared to the nine months ended September 30, 2021, primarily driven by growth across Insurance & Services and growth in premiums from strategic partnerships, mainly Arcadian and Corvus Insurance, and A&H, as well as the nine months ended September 30, 2021 reflecting only a partial quarter in the first quarter of 2021 from the legacy Sirius Group companies.
Investments
Three months ended September 30, 2022 and 2021
Total realized and unrealized investment gains (losses) and net investment income was $(28.2) million for the three months ended September 30, 2022, compared to $199.8 million for the three months ended September 30, 2021.
Investment results for the three months ended September 30, 2022 were primarily attributable to losses on the fixed income portfolio of $8.7 million, or a (1.2)% return, on our debt securities primarily due to rising interest rates and to a lesser extent foreign currency movements and widening credit spreads. Our fixed income portfolio is positioned shorter than liabilities driven by rising interest rates and foreign exchange losses due to strengthening of the U.S. dollar against global currencies. We also recognized a net investment loss of $8.4 million from our investment in the TP Enhanced Fund, corresponding to a (3.2)% return. The return was attributable to losses from short event/fundamental equities; long activist positions; corporate credit; and late stage private positions. These losses were partially offset by income from interest rate hedges, long event/fundamental equities, activist hedges and structured credit positions.
Investment results for the three months ended September 30, 2021 were driven by net investment income of $201.0 million from our investment in the TP Enhanced Fund, corresponding to a 16.3% return. The return was primarily attributable to long event/fundamental and activist equities, in particular strong performance from the fund’s largest positions.
Nine months ended September 30, 2022 and 2021
Total realized and unrealized investment gains (losses) and net investment income was $(374.8) million for the nine months ended September 30, 2022, compared to $463.7 million for the nine months ended September 30, 2021.
Investment results for the nine months ended September 30, 2022 were primarily attributable to a net investment loss of $194.0 million from our investment in the TP Enhanced Fund, corresponding to a (28.2)% return. The return was attributable to losses from long event/fundamental and activist equities; credit, including corporate credit and structured credit; and late stage private positions. These losses were partially offset by income from interest rate hedges and short equity positions. In addition to losses on the TP Enhanced Fund, we recognized losses of $126.0 million, or a (4.7)% return, on our debt securities and $5.0 million, or a 0.7% return, on our equity securities and other long-term investment portfolios, primarily due to rising interest rates and to a lesser extent foreign currency movements and widening credit spreads.
Investment results for the nine months ended September 30, 2021 were primarily attributable to net investment income of $398.8 million from our investment in the TP Enhanced Fund, corresponding to a 38.3% return. The return was primarily attributable to long event/fundamental and activist equities, in particular strong performance from the fund’s largest positions.
Conference Call Details
The Company will hold a conference call to discuss its third quarter 2022 results at 8:30 a.m. Eastern Time on November 3, 2022. The call will be webcast live over the Internet from the Company’s website at www.siriuspt.com under the “Investor Relations” section. Participants should follow the instructions provided on the website to download and install any necessary audio applications. The conference call will also be available by dialing 1-888-347-6085 (domestic) or 1-412-317-5189 (international). Participants should ask for the SiriusPoint Ltd. third quarter 2022 earnings call.
A replay of the live conference call will be available approximately two hours after the call. The replay will be available on the Company’s website at www.siriuspt.com under the “Investor Relations” section.
Safe Harbor Statement Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding optimizing capital allocation, rebalancing towards Insurance & Services and reducing our risk profile, creating a sustainable long-term franchise and future profitability, and the anticipated effects of restructuring our underwriting platform. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Actual events, results and outcomes may differ materially from the Company’s expectations due to a variety of known and unknown risks, uncertainties and other factors. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements are the following: our ability to attract and retain key senior management; a downgrade or withdrawal of our financial ratings; our ability to execute on our strategic transformation, including changing the mix of business between insurance and reinsurance and restructuring our underwriting platform; the impact of the novel coronavirus (“COVID-19”) pandemic or other unpredictable catastrophic events including uncertainties with respect to current and future COVID-19 losses across many classes of insurance business and the amount of insurance losses that may ultimately be ceded to the reinsurance market, supply chain issues, labor shortages and related increased costs, changing interest rates, equity market volatility and ongoing business and financial market impacts of COVID-19; the costs, expenses and difficulties of the integration of the operations of Sirius International Insurance Group, Ltd. (“Sirius Group”); fluctuations in our results of operations; inadequacy of loss and loss adjustment expense reserves, the lack of availability of capital, and periods characterized by excess underwriting capacity and unfavorable premium rates; the performance of financial markets, impact of inflation, and foreign currency fluctuations; legal restrictions on certain of SiriusPoint’s insurance and reinsurance subsidiaries’ ability to pay dividends and other distributions to SiriusPoint; our ability to compete successfully in the (re)insurance market and the effect of consolidation in the (re)insurance industry; technology breaches or failures, including those resulting from a malicious cyber-attack on us, our business partners or service providers;

the effects of global climate change, including increased severity and frequency of weather-related natural disasters and catastrophes and increased coastal flooding in many geographic areas; our ability to retain highly-skilled employees and the effects of potential labor disruptions due to COVID-19 or otherwise; the outcome of legal and regulatory proceedings, regulatory constraints on our business, including legal restrictions on certain of our insurance and reinsurance subsidiaries’ ability to pay dividends and other distributions to us, and losses from unfavorable outcomes from litigation and other legal proceedings; reduced returns or losses in SiriusPoint’s investment portfolio; our concentrated exposure in funds and accounts managed by Third Point LLC, our lack of control over Third Point LLC, our limited ability to withdraw our capital accounts and conflicts of interest among various members of Third Point Advisors LLC, TP Enhanced Fund, Third Point LLC and us; our potential exposure to U.S. federal income and withholding taxes and our significant deferred tax assets, which could become devalued if we do not generate future taxable income or applicable corporate tax rates are reduced; risks associated with delegating authority to third party managing general agents; future strategic transactions such as acquisitions, dispositions, investments, mergers or joint ventures; and other risks and factors listed under "Risk Factors" in the Company's most recent Annual Report on Form 10-K, as updated by the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, and other subsequent periodic reports filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date made and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures and Other Financial Metrics
In presenting SiriusPoint’s results, management has included financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (“GAAP”). SiriusPoint’s management uses this information in its internal analysis of results and believes that this information may be informative to investors in gauging the quality of SiriusPoint’s financial performance, identifying trends in our results and providing meaningful period-to-period comparisons. Core underwriting income, Core net services income, Core income, and Core combined ratio are non-GAAP financial measures. Management believes it is important to review Core results as it better reflects how management views the business and reflects the Company’s decision to exit the runoff business. Basic book value per share, tangible basic book value per share, diluted book value per share and tangible diluted book value per share are also non-GAAP financial measures. SiriusPoint’s management believes that long-term growth in book value per share is an important measure of the Company’s financial performance because it allows management and investors to track over time the value created by the retention of earnings. In addition, SiriusPoint’s management believes this metric is useful to investors because it provides a basis for comparison with other companies in the industry that also report a similar measure. Reconciliations of such measures to the most comparable GAAP figures are included in the attached financial information in accordance with Regulation G.
About the Company
SiriusPoint is a global insurer and reinsurer providing solutions to clients and brokers around the world. Bermuda-headquartered with offices in New York, London, Stockholm and other locations, we are listed on the New York Stock Exchange (SPNT). We have licenses to write Property & Casualty and Accident & Health insurance and reinsurance globally. Our offering and distribution capabilities are strengthened by a portfolio of strategic partnerships with Managing General Agents and technology driven insurance services companies within our Insurance & Services segment. With $2.9 billion total capital, SiriusPoint’s operating companies have a financial strength rating of A- (Excellent) from AM Best, S&P and Fitch. For more information please visit www.siriuspt.com.
Contacts
Investor Relations
Clare Kerrigan - Chief Communications Officer
clare.kerrigan@siriuspt.com
+1 441 542-3333

SIRIUSPOINT LTD.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
As of September 30, 2022 and December 31, 2021
(expressed in millions of U.S. dollars, except per share and share amounts)

	September 30, 2022	December 31, 2021
Assets
Debt securities, trading, at fair value (cost - $1,811.5; 2021 - $2,099.3)	$1,697.1	$2,085.6
Debt securities, available for sale, at fair value, net of allowance for credit losses of $0.0 (2021 - N/A) (cost - $1,371.8; 2021 - N/A)	1,324.0	—
Short-term investments, at fair value (cost - $2,009.9; 2021 - $1,076.0)	1,991.6	1,075.8
Investments in related party investment funds, at fair value	309.0	909.6
Other long-term investments, at fair value (cost - $407.8; 2021 - $443.0) (includes affiliated investments at fair value of $242.1 (2021 - $258.2))	414.9	456.1
Equity securities, trading, at fair value (cost - $1.7; 2021 - $4.5)	1.4	2.8
Total investments	5,738.0	4,529.9
Cash and cash equivalents	647.3	999.8
Restricted cash and cash equivalents	144.2	948.6
Redemption receivable from related party investment fund	—	250.0
Due from brokers	20.2	15.9
Interest and dividends receivable	17.0	8.3
Insurance and reinsurance balances receivable, net	1,952.7	1,708.2
Deferred acquisition costs and value of business acquired, net	278.6	218.8
Unearned premiums ceded	379.1	242.8
Loss and loss adjustment expenses recoverable, net	1,309.2	1,215.3
Deferred tax asset	197.6	182.0
Intangible assets	165.9	171.9
Assets held for sale	20.9	—
Other assets	127.4	126.8
Total assets	$10,998.1	$10,618.3
Liabilities
Loss and loss adjustment expense reserves	$5,200.5	$4,841.4
Unearned premium reserves	1,572.8	1,198.4
Reinsurance balances payable	793.9	688.3
Deposit liabilities	138.9	150.7
Securities sold, not yet purchased, at fair value	41.7	—
Securities sold under an agreement to repurchase	17.3	—
Due to brokers	16.6	6.5
Accounts payable, accrued expenses and other liabilities	245.8	229.8
Deferred tax liability	66.9	95.4
Liability-classified capital instruments	48.9	87.8
Debt	762.0	816.7
Total liabilities	8,905.3	8,115.0
Commitments and contingent liabilities
Shareholders’ equity
Series B preference shares (par value $0.10; authorized and issued: 8,000,000)	200.0	200.0
Common shares (issued and outstanding: 162,312,938; 2021 - 161,929,777)	16.2	16.2
Additional paid-in capital	1,633.2	1,622.7
Retained earnings	288.8	665.0
Accumulated other comprehensive loss, net of tax	(53.7)	(0.2)
Shareholders’ equity attributable to SiriusPoint shareholders	2,084.5	2,503.7
Noncontrolling interests	8.3	(0.4)
Total shareholders’ equity	2,092.8	2,503.3
Total liabilities, noncontrolling interests and shareholders’ equity	$10,998.1	$10,618.3

SIRIUSPOINT LTD.
CONSOLIDATED STATEMENTS OF INCOME (LOSS) (UNAUDITED)
For the three and nine months ended September 30, 2022 and 2021
(expressed in millions of U.S. dollars, except per share and share amounts)

	Three months ended		Nine months ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Revenues
Net premiums earned	$612.6	$499.6	$1,710.7	$1,197.1
Net realized and unrealized investment gains (losses)	(56.1)	(11.7)	(236.4)	43.7
Net realized and unrealized investment gains (losses) from related party investment funds	(8.3)	202.4	(199.8)	401.2
Net investment income	36.2	9.1	61.4	18.8
Total realized and unrealized investment gains (losses) and net investment income	(28.2)	199.8	(374.8)	463.7
Other revenues	13.1	33.2	96.1	121.9
Total revenues	597.5	732.6	1,432.0	1,782.7
Expenses
Loss and loss adjustment expenses incurred, net	497.9	577.3	1,198.3	975.1
Acquisition costs, net	116.8	106.9	348.9	281.5
Other underwriting expenses	44.8	53.3	138.1	120.6
Net corporate and other expenses	70.8	59.9	220.2	194.5
Intangible asset amortization	2.1	2.0	6.0	4.1
Interest expense	9.4	9.7	28.1	24.4
Foreign exchange gains	(51.6)	(16.1)	(127.5)	(16.5)
Total expenses	690.2	793.0	1,812.1	1,583.7
Income (loss) before income tax (expense) benefit	(92.7)	(60.4)	(380.1)	199.0
Income tax (expense) benefit	(0.9)	13.0	17.1	(6.4)
Net income (loss)	(93.6)	(47.4)	(363.0)	192.6
Net (income) loss attributable to noncontrolling interests	(0.8)	3.4	(1.2)	1.8
Net income (loss) available to SiriusPoint	(94.4)	(44.0)	(364.2)	194.4
Dividends on Series B preference shares	(4.0)	(4.0)	(12.0)	(9.5)
Net income (loss) available to SiriusPoint common shareholders	$(98.4)	$(48.0)	$(376.2)	$184.9
Earnings (loss) per share available to SiriusPoint common shareholders
Basic earnings (loss) per share available to SiriusPoint common shareholders	$(0.61)	$(0.30)	$(2.35)	$1.18
Diluted earnings (loss) per share available to SiriusPoint common shareholders	$(0.61)	$(0.34)	$(2.35)	$1.17
Weighted average number of common shares used in the determination of earnings (loss) per share
Basic	160,321,270	159,225,772	160,150,911	145,095,270
Diluted	160,321,270	160,240,888	160,150,911	147,597,964

SIRIUSPOINT LTD.
SEGMENT REPORTING

	Three months ended September 30, 2022
	Reinsurance	Insurance & Services	Core	Eliminations (2)	Corporate	Segment Measure Reclass	Total
Gross premiums written	$318.4	$524.9	$843.3	$—	$0.5	$—	$843.8
Net premiums written	267.1	366.7	633.8	—	0.6	—	634.4
Net premiums earned	304.5	305.4	609.9	—	2.7	—	612.6
Loss and loss adjustment expenses incurred, net	286.3	217.8	504.1	(1.5)	(4.7)	—	497.9
Acquisition costs, net	69.8	81.0	150.8	(34.0)	—	—	116.8
Other underwriting expenses	28.0	15.3	43.3	—	1.5	—	44.8
Underwriting income (loss)	(79.6)	(8.7)	(88.3)	35.5	5.9	—	(46.9)
Services revenue	3.4	52.5	55.9	(35.4)	—	(20.5)	—
Services expenses	—	47.2	47.2	—	—	(47.2)	—
Net services fee income	3.4	5.3	8.7	(35.4)	—	26.7	—
Services noncontrolling loss	—	0.5	0.5	—	—	(0.5)	—
Net investment gains from Strategic Investments	0.3	3.4	3.7	—	—	(3.7)	—
Net services income	3.7	9.2	12.9	(35.4)	—	22.5	—
Segment income (loss)	(75.9)	0.5	(75.4)	0.1	5.9	22.5	(46.9)
Net realized and unrealized investment gains (losses)					(59.8)	3.7	(56.1)
Net realized and unrealized investment losses from related party investment funds					(8.3)	—	(8.3)
Net investment income					36.2	—	36.2
Other revenues					(7.4)	20.5	13.1
Net corporate and other expenses					(23.6)	(47.2)	(70.8)
Intangible asset amortization					(2.1)	—	(2.1)
Interest expense					(9.4)	—	(9.4)
Foreign exchange gains					51.6	—	51.6
Income (loss) before income tax expense	$(75.9)	$0.5	(75.4)	0.1	(16.9)	(0.5)	(92.7)
Income tax expense			—	—	(0.9)	—	(0.9)
Net loss			(75.4)	0.1	(17.8)	(0.5)	(93.6)
Net income attributable to noncontrolling interest			—	—	(1.3)	0.5	(0.8)
Net loss attributable to SiriusPoint			$(75.4)	$0.1	$(19.1)	$—	$(94.4)

Underwriting Ratios: (1)
Loss ratio	94.0%	71.3%	82.7%				81.3%
Acquisition cost ratio	22.9%	26.5%	24.7%				19.1%
Other underwriting expenses ratio	9.2%	5.0%	7.1%				7.3%
Combined ratio	126.1%	102.8%	114.5%				107.7%
(1)Underwriting ratios are calculated by dividing the related expense by net premiums earned.
(2)Insurance & Services MGAs recognize fees for service using revenue from contracts with customers accounting standards, whereas insurance companies recognize acquisition expenses using insurance contract accounting standards. While ultimate revenues and expenses recognized will match, there will be recognition timing differences based on the different accounting standards.

	Three months ended September 30, 2021
	Reinsurance	Insurance & Services	Core	Eliminations (2)	Corporate	Segment Measure Reclass	Total
Gross premiums written	$395.3	$240.6	$635.9	$—	$5.3	$—	$641.2
Net premiums written	289.6	183.9	473.5	—	5.3	—	478.8
Net premiums earned	326.4	160.6	487.0	—	12.6	—	499.6
Loss and loss adjustment expenses incurred, net	471.5	91.0	562.5	(0.8)	15.6	—	577.3
Acquisition costs, net	85.4	41.8	127.2	(21.4)	1.1	—	106.9
Other underwriting expenses	32.1	9.8	41.9	—	11.4	—	53.3
Underwriting income (loss)	(262.6)	18.0	(244.6)	22.2	(15.5)	—	(237.9)
Services revenue	—	37.8	37.8	(25.3)	—	(12.5)	—
Services expenses	—	40.4	40.4	—	—	(40.4)	—
Net services fee loss	—	(2.6)	(2.6)	(25.3)	—	27.9	—
Services noncontrolling loss	—	3.4	3.4	—	—	(3.4)	—
Net services income	—	0.8	0.8	(25.3)	—	24.5	—
Segment income (loss)	(262.6)	18.8	(243.8)	(3.1)	(15.5)	24.5	(237.9)
Net realized and unrealized investment losses					(11.7)	—	(11.7)
Net realized and unrealized investment gains from related party investment funds					202.4	—	202.4
Net investment income					9.1	—	9.1
Other revenues					20.7	12.5	33.2
Net corporate and other expenses					(19.5)	(40.4)	(59.9)
Intangible asset amortization					(2.0)	—	(2.0)
Interest expense					(9.7)	—	(9.7)
Foreign exchange gains					16.1	—	16.1
Income (loss) before income tax benefit	$(262.6)	$18.8	(243.8)	(3.1)	189.9	(3.4)	(60.4)
Income tax benefit			—	—	13.0	—	13.0
Net income (loss)			(243.8)	(3.1)	202.9	(3.4)	(47.4)
Net loss attributable to noncontrolling interest			—	—	—	3.4	3.4
Net income (loss) available to SiriusPoint			$(243.8)	$(3.1)	$202.9	$—	$(44.0)

Underwriting Ratios: (1)
Loss ratio	144.5%	56.7%	115.5%				115.6%
Acquisition cost ratio	26.2%	26.0%	26.1%				21.4%
Other underwriting expenses ratio	9.8%	6.1%	8.6%				10.7%
Combined ratio	180.5%	88.8%	150.2%				147.7%
(1)Underwriting ratios are calculated by dividing the related expense by net premiums earned.
(2)Insurance & Services MGAs recognize fees for service using revenue from contracts with customers accounting standards, whereas insurance companies recognize acquisition expenses using insurance contract accounting standards. While ultimate revenues and expenses recognized will match, there will be recognition timing differences based on the different accounting standards.

	Nine months ended September 30, 2022
	Reinsurance	Insurance & Services	Core	Eliminations (2)	Corporate	Segment Measure Reclass	Total
Gross premiums written	$1,220.9	$1,442.3	$2,663.2	$—	$2.9	$—	$2,666.1
Net premiums written	963.5	1,005.6	1,969.1	—	2.2	—	1,971.3
Net premiums earned	931.6	762.5	1,694.1	—	16.6	—	1,710.7
Loss and loss adjustment expenses incurred, net	685.5	506.6	1,192.1	(3.8)	10.0	—	1,198.3
Acquisition costs, net	236.0	198.4	434.4	(86.4)	0.9	—	348.9
Other underwriting expenses	86.8	46.8	133.6	—	4.5	—	138.1
Underwriting income (loss)	(76.7)	10.7	(66.0)	90.2	1.2	—	25.4
Services revenue	3.4	165.9	169.3	(102.9)	—	(66.4)	—
Services expenses	—	135.3	135.3	—	—	(135.3)	—
Net services fee income	3.4	30.6	34.0	(102.9)	—	68.9	—
Services noncontrolling loss	—	0.6	0.6	—	—	(0.6)	—
Net investment gains from Strategic Investments	0.3	2.6	2.9	—	—	(2.9)	—
Net services income	3.7	33.8	37.5	(102.9)	—	65.4	—
Segment income (loss)	(73.0)	44.5	(28.5)	(12.7)	1.2	65.4	25.4
Net realized and unrealized investment gains (losses)					(239.3)	2.9	(236.4)
Net realized and unrealized investment losses from related party investment funds					(199.8)	—	(199.8)
Net investment income					61.4	—	61.4
Other revenues					29.7	66.4	96.1
Net corporate and other expenses					(84.9)	(135.3)	(220.2)
Intangible asset amortization					(6.0)	—	(6.0)
Interest expense					(28.1)	—	(28.1)
Foreign exchange gains					127.5	—	127.5
Income (loss) before income tax benefit	$(73.0)	$44.5	(28.5)	(12.7)	(338.3)	(0.6)	(380.1)
Income tax benefit			—	—	17.1	—	17.1
Net loss			(28.5)	(12.7)	(321.2)	(0.6)	(363.0)
Net income attributable to noncontrolling interests			—	—	(1.8)	0.6	(1.2)
Net loss attributable to SiriusPoint			$(28.5)	$(12.7)	$(323.0)	$—	$(364.2)

Underwriting Ratios: (1)
Loss ratio	73.6%	66.4%	70.4%				70.0%
Acquisition cost ratio	25.3%	26.0%	25.6%				20.4%
Other underwriting expenses ratio	9.3%	6.1%	7.9%				8.1%
Combined ratio	108.2%	98.5%	103.9%				98.5%
(1)Underwriting ratios are calculated by dividing the related expense by net premiums earned.
(2)Insurance & Services MGAs recognize fees for service using revenue from contracts with customers accounting standards, whereas insurance companies recognize acquisition expenses using insurance contract accounting standards. While ultimate revenues and expenses recognized will match, there will be recognition timing differences based on the different accounting standards.

	Nine months ended September 30, 2021
	Reinsurance	Insurance & Services	Core	Eliminations (2)	Corporate	Segment Measure Reclass	Total
Gross premiums written	$931.6	$628.0	$1,559.6	$—	$(13.9)	$—	$1,545.7
Net premiums written	773.8	468.5	1,242.3	—	(19.0)	—	1,223.3
Net premiums earned	862.8	334.7	1,197.5	—	(0.4)	—	1,197.1
Loss and loss adjustment expenses incurred, net	773.7	198.6	972.3	(1.7)	4.5	—	975.1
Acquisition costs, net	224.1	97.6	321.7	(42.5)	2.3	—	281.5
Other underwriting expenses	82.6	19.0	101.6	—	19.0	—	120.6
Underwriting income (loss)	(217.6)	19.5	(198.1)	44.2	(26.2)	—	(180.1)
Services revenue	—	89.9	89.9	(52.6)	—	(37.3)	—
Services expenses	—	81.0	81.0	—	—	(81.0)	—
Net services fee income	—	8.9	8.9	(52.6)	—	43.7	—
Services noncontrolling loss	—	1.8	1.8	—	—	(1.8)	—
Net investment gains from Strategic Investments	0.3	41.3	41.6	—	—	(41.6)	—
Net services income	0.3	52.0	52.3	(52.6)	—	0.3	—
Segment income (loss)	(217.3)	71.5	(145.8)	(8.4)	(26.2)	0.3	(180.1)
Net realized and unrealized investment gains					2.1	41.6	43.7
Net realized and unrealized investment gains from related party investment funds					401.2	—	401.2
Net investment income					18.8	—	18.8
Other revenues					84.6	37.3	121.9
Net corporate and other expenses					(113.5)	(81.0)	(194.5)
Intangible asset amortization					(4.1)	—	(4.1)
Interest expense					(24.4)	—	(24.4)
Foreign exchange gains					16.5	—	16.5
Income (loss) before income tax expense	$(217.3)	$71.5	(145.8)	(8.4)	355.0	(1.8)	199.0
Income tax expense			—	—	(6.4)	—	(6.4)
Net income (loss)			(145.8)	(8.4)	348.6	(1.8)	192.6
Net loss attributable to noncontrolling interests			—	—	—	1.8	1.8
Net income (loss) available to SiriusPoint			$(145.8)	$(8.4)	$348.6	$—	$194.4

Underwriting Ratios: (1)
Loss ratio	89.7%	59.3%	81.2%				81.5%
Acquisition cost ratio	26.0%	29.2%	26.9%				23.5%
Other underwriting expenses ratio	9.6%	5.7%	8.5%				10.1%
Combined ratio	125.3%	94.2%	116.6%				115.1%
(1)Underwriting ratios are calculated by dividing the related expense by net premiums earned.
(2)Insurance & Services MGAs recognize fees for service using revenue from contracts with customers accounting standards, whereas insurance companies recognize acquisition expenses using insurance contract accounting standards. While ultimate revenues and expenses recognized will match, there will be recognition timing differences based on the different accounting standards.

SIRIUSPOINT LTD.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS & OTHER FINANCIAL MEASURES
Non-GAAP Financial Measures
Core Results
Collectively, the sum of the Company's two segments, Reinsurance and Insurance & Services, constitute "Core" results. Core underwriting income, Core net services income, Core income and Core combined ratio are non-GAAP financial measures. We believe it is important to review Core results as it better reflects how management views the business and reflects our decision to exit the runoff business. The sum of Core results and Corporate results are equal to the consolidated results of operations.
Core underwriting income - calculated by subtracting loss and loss adjustment expenses incurred, net, acquisition costs, net, and other underwriting expenses from net premiums earned.
Core net services income - consists of services revenues which include commissions, brokerage and fee income related to consolidated MGAs, and other revenues, services expenses which include direct expenses related to consolidated MGAs, services noncontrolling income which represent minority ownership interests in consolidated MGAs, and net investment gains from Strategic Investments which are net investment gains/losses from investment in our strategic partners. Net services income is a key indicator of the profitability of the Company's services provided, including investment returns on non-consolidated investment positions held.
Core income - consists of two components, core underwriting income and core net services income. Core income is a key measure of our segment performance.
Core combined ratio - calculated by dividing the sum of Core loss and loss adjustment expenses incurred, net, acquisition costs, net and other underwriting expenses by Core net premiums earned. This ratio is a key indicator of our underwriting profitability.
Basic Book Value Per Share, Tangible Basic Book Value Per Share, Diluted Book Value Per Share, Tangible Diluted Book Value Per Share
Basic book value per share, as presented, is a non-GAAP financial measure and is calculated by dividing common shareholders’ equity attributable to SiriusPoint common shareholders by the number of common shares outstanding, excluding the total number of issued unvested restricted shares, at period end. While restricted shares are outstanding, they are excluded from Basic book value per share because they are unvested.
Tangible basic book value per share, as presented, is a non-GAAP financial measure and is calculated by dividing tangible common shareholders’ equity attributable to SiriusPoint common shareholders by the number of common shares outstanding, excluding the total number of unvested restricted shares, at period end. Management believes that effects of intangible assets are not indicative of underlying underwriting results or trends and make book value comparisons to less acquisitive peer companies less meaningful. The Company's management believes tangible book value per share is useful to investors because it provides a more accurate measure of the realizable value of shareholder returns, excluding the impact of intangible assets.
Diluted book value per share and tangible diluted book value per share, as presented, are non-GAAP financial measures and are calculated similar to the treasury stock method. Under the treasury stock method, we assume that proceeds received from in-the-money options and/or warrants exercised are used to repurchase common shares in the market. The dilutive effect of restricted shares, restricted share units and options are calculated in a manner consistent with how dilution is calculated using the treasury stock method for earnings per share. We have also followed a similar approach for calculating dilution for warrants, Series A preference shares, Upside Rights and other potentially dilutive securities issued as part of our acquisition of Sirius Group. Management believes these measures are useful to investors because they measure the realizable value of shareholder returns in a manner consistent with how dilution is calculated using the treasury stock method for earnings per share. Management believes that effects of intangible assets are not indicative of underlying underwriting results or trends and make book value comparisons to less acquisitive peer companies less meaningful. Also, the tangible diluted book value per share is useful because it provides a more accurate measure of the realizable value of shareholder returns, excluding intangible assets.

The following table sets forth the of basic book value per share, tangible basic book value per share, diluted book value per share and tangible diluted book value per share as of September 30, 2022 and December 31, 2021:

	September 30, 2022	December 31, 2021
Basic and diluted book value per share numerator:	($ in millions, except share and per share amounts)
Shareholders' equity attributable to SiriusPoint shareholders	$2,084.5	$2,503.7
Less: Series B preference shares	(200.0)	(200.0)
Common shareholders’ equity attributable to SiriusPoint common shareholders - basic	1,884.5	2,303.7
Plus: carrying value of Series A preference shares issued in merger	—	20.4
Common shareholders’ equity attributable to SiriusPoint common shareholders - diluted	1,884.5	2,324.1
Less: intangible assets	(165.9)	(171.9)
Tangible common shareholders' equity attributable to SiriusPoint common shareholders - basic	1,718.6	2,131.8
Tangible common shareholders' equity attributable to SiriusPoint common shareholders - diluted	$1,718.6	$2,152.2
Basic and diluted book value per share denominator:
Common shares outstanding	162,312,938	161,929,777
Unvested restricted shares	(1,890,932)	(2,590,194)
Basic book value per share denominator	160,422,006	159,339,583
Effect of dilutive Series A preference shares issued in merger(1)	—	—
Effect of dilutive warrants(2)	—	—
Effect of dilutive stock options, restricted shares and restricted share units issued to directors and employees	1,963,861	2,898,237
Diluted book value per share denominator	162,385,867	162,237,820

Basic book value per share	$11.75	$14.46
Tangible basic book value per share	$10.71	$13.38
Diluted book value per share	$11.61	$14.33
Tangible diluted book value per share	$10.58	$13.27
(1)As of September 30, 2022 and December 31, 2021 there was no dilution as the conversion would result in the forfeiture of all of the Series A preference shares.
(2)As of September 30, 2022 and December 31, 2021 there was no dilution as a result of the Company’s share price being under the lowest exercise price for warrants.
Other Financial Measures
Annualized Return on Average Common Shareholders’ Equity Attributable to SiriusPoint Common Shareholders
Annualized return on average common shareholders’ equity attributable to SiriusPoint common shareholders is calculated by dividing annualized net income (loss) available to SiriusPoint common shareholders for the period by the average common shareholders’ equity determined using the common shareholders’ equity balances at the beginning and end of the period.
Annualized return on average common shareholders’ equity attributable to SiriusPoint common shareholders for the three and nine months ended September 30, 2022 and 2021 was calculated as follows:

	Three months ended		Nine months ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
	($ in millions)
Net income (loss) available to SiriusPoint common shareholders	$(98.4)	$(48.0)	$(376.2)	$184.9
Common shareholders’ equity attributable to SiriusPoint common shareholders - beginning of period	2,023.3	2,480.1	2,303.7	1,563.9
Common shareholders’ equity attributable to SiriusPoint common shareholders - end of period	1,884.5	2,438.0	1,884.5	2,438.0
Average common shareholders’ equity attributable to SiriusPoint common shareholders	$1,953.9	$2,459.1	$2,094.1	$2,001.0
Annualized return on average common shareholders’ equity attributable to SiriusPoint common shareholders	(20.1)%	(7.8)%	(24.0)%	12.3%